UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: June 25, 2012

(Date of earliest event reported)

UNIVERSAL HOSPITAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-20086

Delaware	41-0760940
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6625 West 78th Street, Suite 300

Minneapolis, Minnesota 55439-2604

(Address of principal executive offices, including zip code)

952-893-3200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On June 25, 2012, John Howard resigned from his position as Director on the Board of Directors (the “Board”) of Universal Hospital Services, Inc. (the “Company”), effective June 27, 2012.

Also on June 25, 2012, Scott M. Madson resigned from his position as Controller and Chief Accounting Officer of the Company, effective June 27, 2012.  To assist in the transition of his successor, Mr. Madson will remain with the Company until August 16, 2012.

(c)           On June 27, 2012, the Board appointed Scott A. Christensen to serve as Controller and Chief Accounting Officer of the Company, effective immediately following the effectiveness of Mr. Madson’s resignation on June 27, 2012.

Mr. Christensen is 47 years old.  Prior to joining the Company, Mr. Christensen held a variety of senior level finance and accounting positions with SUPERVALU INC. from December 1992 until March 2012.  Mr. Christensen has a Bachelor of Science degree in Accounting from St. Cloud State University.  Mr. Christensen’s first day of employment with the Company was June 25, 2012.

Mr. Christensen’s compensation consists of a customary annual base salary and cash bonus based on the Company meeting certain performance metrics under its Executive Incentive Program.

There are no arrangements or understandings pursuant to which Mr. Christensen was appointed as Controller and Chief Accounting Officer, and there are no relationships or related person transactions involving Mr. Christensen of the type required to be disclosed under Item 401(d) or Item 404(a) of Regulation S-K.

(d)           On June 27, 2012, the Board appointed Michael C. Feiner to serve as a member of the Board, effective immediately following the effectiveness of Mr. Howard’s resignation on June 27, 2012.

Mr. Feiner is 70 years old.  Mr. Feiner is currently a Senior Managing Director and Head of Human Capital at Irving Place Capital.  He also serves on the board of directors of CTPartners Executive Search Inc.  Prior to this, Mr. Feiner founded Michael C. Feiner Consulting, Inc. in 1996. In this position he has worked with small and large companies in a broad range of industries, consulting on business-driven human capital strategy, organization development, and leadership effectiveness.  He also served as a strategic advisor to Boards and C-suite executives.  Prior to this, Mr. Feiner was Senior Vice President & Chief People Officer for Pepsi-Cola’s beverage operations worldwide.  Mr. Feiner is the author of “The Feiner Points of Leadership: The 50 Basic Laws That Will Make People Want to Perform Better For You” and was Professor of Management at Columbia Business School.

The Board has determined that Mr. Feiner is not independent as defined under the current rules of The NASDAQ Stock Market LLC.  Accordingly, under the Company’s director compensation policy Mr. Feiner will not receive compensation for his service as a Director.

Mr. Feiner is an Irving Place designee to the Board pursuant to the Securityholders Agreement, dated as of May 31, 2007, by and among UHS Holdco, Inc., IPC/UHS L.P. (formerly known as BSMB/UHS L.P.) and IPC/UHS Co-Investment Partners, L.P. (formerly known as BSMB/UHS Co-Investment Partners, L.P.), Gary D. Blackford and Kathy Blackford, and each of the other persons listed therein, which is incorporated herein by reference to Exhibit 10.9 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086.

Mr. Feiner has no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through his employment with Irving Place.

At this point in time the Board has not determined, nor does it expect, that Mr. Feiner will be named to any committees of the Board of Directors of Universal Hospital Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2012	UNIVERSAL HOSPITAL SERVICES, INC.

	By:	/s/ Rex T. Clevenger
Rex T. Clevenger
Executive Vice President and Chief Financial Officer